UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2015
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 30, 2015, Booz Allen Hamilton Holding Corporation (the “Company”), Explorer Coinvest LLC (“Coinvest”), an entity controlled by The Carlyle Group, and certain other stockholders of the Company entered into the Amended and Restated Stockholders Agreement of Booz Allen Hamilton Holding Corporation (the “Stockholders Agreement”), pursuant to which the Amended and Restated Stockholders Agreement, dated as of November 8, 2010, by and among the Company, Coinvest and certain other stockholders of the Company, was amended and restated in its entirety to provide that, upon the termination of the Stockholders Agreement, which occurs at such time as more than 60% of the Company’s equity securities have been sold to the public, the following provisions set forth below shall survive until such time as Coinvest holds less than 5% of the Company’s outstanding Class A common stock (the “Class A common stock”).
Restrictions on the Size of the Board of Directors
Under the terms of the Stockholders Agreement, the number of directors on the board of directors (the “Board”) of the Company is set at a minimum of six directors and a maximum of twelve directors and, so long as Coinvest continues to hold at least 5% of the outstanding Class A common stock, the number of directors of the Board may not be increased above twelve or decreased below six by action of the Board without the mutual consent of the Company and Coinvest. The number of directors on the Board is currently set at eleven.
Board Designation Rights
Under the terms of the Stockholders Agreement, subject to certain conditions and restrictions, a maximum of three of the nominees for election to the Board are to be designated by Coinvest. In addition, the two current members of the Board who were previously designated for nomination to the Board by the Company’s Chief Executive Officer will continue to be designated for nomination to the Board and, at all times, no fewer than one of the nominees for election to the Board is to be designated by the Chief Executive Officer of the Company. The number of Board members that Coinvest is entitled to designate will be reduced to (i) two directors at such time as Coinvest holds less than 25%, but at least 15%, of the outstanding Class A common stock and (ii) one director at such time as Coinvest holds less than 15%, but at least 5%, of the outstanding Class A common stock.
Registration Rights
Under the terms of the Stockholders Agreement, Coinvest has the right to cause the Company to register for sale, under the Securities Act of 1933, as amended, shares of the Company held by Coinvest. The Company is required to pay all registration and filing fees and other expenses; however Coinvest shall be required to reimburse the Company for its pro-rata share of such fees and expenses at such time as Coinvest holds less than 33% of the outstanding Class A common stock. The Company has agreed to indemnify Coinvest from liabilities resulting from the registration of shares of the Company’s common stock pursuant to the Stockholders Agreement.
A copy of the Stockholders Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01    Financial Statements and Exhibits.

10.1	Amended and Restated Stockholders Agreement of Booz Allen Hamilton Holding Corporation, dated as of January 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President and General Counsel

Date: January 30, 2015

INDEX TO EXHIBITS

Exhibit No.
10.1	Amended and Restated Stockholders Agreement of Booz Allen Hamilton Holding Corporation, dated as of January 30, 2015.